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$18.36 as of Apr 4 2011 12:13PM

Change	-0.06 (-.33%)
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PremierNotes

At last—a powerful opportunity for higher returns on your short-term funds

If you're looking to get an attractive rate of return on your short term funds, you owe it to yourself to check out PremierNotes[SM] from Duke Energy. PremierNotes is designed to deliver a rate of return that is higher than the average taxable money market mutual fund—a minimum of ¼ percent higher. And, with our tiered approach to returns, higher balances can benefit from rates that are even higher.

Introducing PremierNotes[SM] from Duke Energy

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PremierNotes[SM] Investments — Sign In

Current Rates

Amount	Rate	Yield
Less than $10,000	1.30%	1.31%
$10,000 to $49,999	1.50%	1.51%
$50,000 to $250,000	1.70%	1.71%

Contact Us

800-659-DUKE or E-mail Us

PremierNotes[SM] Resources

- Benefits of Ownership
- Duke Energy Employees & Retirees
- Enrollment Form
- PremierNotes FAQs
- Prospectus
- Financials / SEC Filings
- PremierNotes Plan
- Rates

MAKE YOUR CASH WORK HARDER FOR YOU

- Attractive Returns
- Easy Access To Your Money
- No Maintenance Fees
- Secure, Online Investment Access 24/7
- Backed By the Strength and Stability of Duke Energy

PremierNotes™



Duke Energy PremierNotes earn interest at a floating rate per annum equal to the most recent seven-day average yield (non-compounded) for taxable money funds as reported weekly in the iMoneyNet Money Fund Average,™ plus at least 1/4 percent. Interest is compounded daily and posted to your investment monthly. Investors are encouraged to carefully read the program prospectus and seek professional advice from a financial advisor when considering participation in the PremierNotes program. Interest income is subject to federal and applicable state and local taxes. Overdraft and other fees may apply, as outlined in the program prospectus.

An investment in PremierNotes allows individuals and institutions to benefit from the financial strength of Duke Energy Corporation. PremierNotes are not money market accounts, which are typically diversified funds consisting of short-term debt securities of many issuers, and therefore do not meet the diversification and investment quality standards set forth for money market funds by the Investment Company Act of 1940. Instead, PremierNotes are variable denomination, floating rate demand notes that are unsecured debt obligation of Duke Energy Corporation and are backed only by the assets of Duke Energy Corporation. Your investment in PremierNotes is not equivalent to a deposit or other bank account and is not guaranteed, insured, or subject to the protection of the Federal Deposit Insurance Corporation.

Duke Energy Corporation has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (the "SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus that is included in that registration statement, as well as the other documents that Duke Energy Corporation has filed with the SEC, for more complete information about Duke Energy Corporation and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov or by downloading them from the Duke Energy PremierNotes website. Alternatively, Duke Energy Corporation will arrange to send you a prospectus if you request it by calling toll free at 800-659-DUKE (3853).

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PremierNotes Investment

Benefits of Ownership

Duke Energy

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PremierNotes FAQs

Rates

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No investment fees/easy access to your money

Getting attractive returns doesn’t mean giving up convenience, or having to deal with a lot of automatic fees In fact, as long as you maintain your minimum balance, there are no recurring sales fees, maintenance fees or investment fees, with PremierNotesSM, all of your money is working for you. The minimum balance is only $1,000, and you can make fast, free and easy redemptions by check or by phone. You get unlimited check writing over $250, and all your checks are on us— just let us know when you’re running low, and we’ll send you another packet free. You can even link your PremierNotesSM investment to your bank account to ensure quick transfers

24/7 account access and free investment tools

Once you’re enrolled, you’ll be able to set up your own secure PremierNotesSM online portal to access your investment information any time of the day or night. You’ll be able to confirm transactions and view up to 18 months of investment activity You II also be able to view our current investment rates

PremierNotesSM Sign In Investments

Current Rates

Amount Rate Yield

Less than $10,000 1.30% 1.31%

$10,000 to $49,999 1.50% 1.51%

$50,000 to $250.000 1.70% 1.71%

Contact Us

800-659-DUKE or E-mail Us PremierNotesSM Resources

Benefits of Ownership

Duke Energy Employees & Retirees

Enrollment Form

PremierNotes FAQs

Prospectus

Financials / SEC Filings

PremierNotes Plan

Rates

www.duke-energy.com/investors/individual-investors/premiernotes-benefits.asp (page 2)

PremierNotes™



Duke Energy PremierNotes earn interest at a floating rate per annum equal to the most recent seven-day average yield (non-compounded) for taxable money funds as reported weekly in the iMoneyNet Money Fund Average,™ plus at least 1/4 percent. Interest is compounded daily and posted to your investment monthly. Investors are encouraged to carefully read the program prospectus and seek professional advice from a financial advisor when considering participation in the PremierNotes program. Interest income is subject to federal and applicable state and local taxes. Overdraft and other fees may apply, as outlined in the program prospectus.

An investment in PremierNotes allows individuals and institutions to benefit from the financial strength of Duke Energy Corporation. PremierNotes are not money market accounts, which are typically diversified funds consisting of short-term debt securities of many issuers, and therefore do not meet the diversification and investment quality standards set forth for money market funds by the Investment Company Act of 1940. Instead, PremierNotes are variable denomination, floating rate demand notes that are unsecured debt obligation of Duke Energy Corporation and are backed only by the assets of Duke Energy Corporation. Your investment in PremierNotes is not equivalent to a deposit or other bank account and is not guaranteed, insured, or subject to the protection of the Federal Deposit Insurance Corporation.

Duke Energy Corporation has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (the "SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus that is included in that registration statement, as well as the other documents that Duke Energy Corporation has filed with the SEC, for more complete information about Duke Energy Corporation and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov or by downloading them from the Duke Energy PremierNotes website. Alternatively, Duke Energy Corporation will arrange to send you a prospectus if you request it by calling toll free at 800-659-DUKE (3853).

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HOME » Investors » Individual Investors » PremierNotes Investment » Rates

PremierNotes Investment

Benefits of Ownership
Duke Energy Employees & Retirees
PremierNotes FAQs
Rates
Sign Up Today

PremierNotes

Rates

PremierNotes℠ investments pay a competitive floating rate of interest that is determined at the direction of the Duke Energy PremierNotes Committee on a weekly basis, with rates effective each Monday. Rates will always be at least ¼ percent greater than the average rate of taxable U.S. money-market mutual funds, as published weekly in Money Fund Report®, a service of iMoneyNet, Inc.

Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

An investment as strong as Duke Energy

Your PremierNotes investment is backed by the strength and stability of Duke Energy Corporation, a Fortune 500 company traded on the New York Stock Exchange. With a proud history of more than 100 years of service, Duke Energy is today one of the largest electric power holding companies in the United States, serving approximately four million residential and business customers. Duke Energy has paid a cash dividend on its common stock since 1926 and has posted a long history of consistent earnings. Through PremierNotes, you can benefit from this proven, long term financial strength and stability, while earning a higher return on your short-term investments.

Sign Up Today

PremierNotes℠ Investments — Sign In

Current Rates

Amount	Rate	Yield
Less than $10,000	1.30%	1.31%
$10,000 to $49,999	1.50%	1.51%
$50,000 to $250,000	1.70%	1.71%

Contact Us

800-659-DUKE or E-mail Us

PremierNotes℠ Resources

Benefits of Ownership
Duke Energy Employees & Retirees
Enrollment Form
PremierNotes FAQs
Prospectus
Financials / SEC Filings
PremierNotes Plan
Rates

PremierNotes™



Duke Energy PremierNotes earn interest at a floating rate per annum equal to the most recent seven-day average yield (non-compounded) for taxable money funds as reported weekly in the iMoneyNet Money Fund Average,™ plus at least 1/4 percent. Interest is compounded daily and posted to your investment monthly. Investors are encouraged to carefully read the program prospectus and seek professional advice from a financial advisor when considering participation in the PremierNotes program. Interest income is subject to federal and applicable state and local taxes. Overdraft and other fees may apply, as outlined in the program prospectus.

An investment in PremierNotes allows individuals and institutions to benefit from the financial strength of Duke Energy Corporation. PremierNotes are not money market accounts, which are typically diversified funds consisting of short-term debt securities of many issuers, and therefore do not meet the diversification and investment quality standards set forth for money market funds by the Investment Company Act of 1940. Instead, PremierNotes are variable denomination, floating rate demand notes that are unsecured debt obligation of Duke Energy Corporation and are backed only by the assets of Duke Energy Corporation. Your investment in PremierNotes is not equivalent to a deposit or other bank account and is not guaranteed, insured, or subject to the protection of the Federal Deposit Insurance Corporation.

Duke Energy Corporation has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (the "SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus that is included in that registration statement, as well as the other documents that Duke Energy Corporation has filed with the SEC, for more complete information about Duke Energy Corporation and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov or by downloading them from the Duke Energy PremierNotes website. Alternatively, Duke Energy Corporation will arrange to send you a prospectus if you request it by calling toll free at 800-659-DUKE (3853).

Residential
Billing & Payment
Moving?
Customer Service
Save Energy & Money
Special Assistance
Storm & Outage Information
Our Community
Online Services
En Español

Business
Payment Options
Billing Options
Understand Your Bill
Electric Rates
Request Service
Save Energy & Money
Products & Services
Outage Information
Our Community
Online Services

Large Business
Standard Services
Rates
Energy Efficiency Services
Energy Information & Tools
Business Continuity Services
My Duke Energy
Events Calendar

Our Company
Careers
Investors
Public Safety
Environment
Sustainability
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About Us

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Property Managers

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HOME » Investors Individual Investors » PremierNotes Investment» Sign Up Today

PremierNotes Investment Benefits of Ownership Duke Energy Employees & Retirees PremierNotes FAQs Rates Sign Up Today

Open your own PremierNotesSM Investment today—it’s FAST and EASY

It’s as easy as 1-2-3:

1 COMPLETE this simple application form or request an Enrollment Kit by calling 800-659-DUKE (3853) or E-mailing Us

2. WRITE your check for an initial investment of $1,000 or more made payable to “Duke Energy PremierNotes.”

3. SEND your completed application and check to Duke Energy PremierNotes. P.O. Box 75708. Chicago. IL 60675-5708.

Once your application and initial investment are received, you’ll receive a Welcome Kit that confirms your participation and provides information on accessing your secure online portal, along with your first packet of free checks.

Then enjoy the returns on your hard earned cash!

PremierNotesSM Investments

Current Rates

Amount Rate Yield

Less than $10,000 1.30% 1.31%

$10.000 to $49.999 1.50% 1.51%

$50,000 to $250,000 1T014 1.71%

Contact Us

800-659-DUKE or E-mail Us PremierNotesSM Resources

Benefits of Ownership

Duke Energy Employees & Retirees

Enrollment Form

PremierNotes	FAQs

Prospectus

Financial SEC Filings

PremierNotes Plan

Rates

www.duke-energy.com/investors/individual-investors/premiernotes-signup (page 2)

PremierNotes™



Duke Energy PremierNotes earn interest at a floating rate per annum equal to the most recent seven-day average yield (non-compounded) for taxable money funds as reported weekly in the iMoneyNet Money Fund Average,™ plus at least 1/4 percent. Interest is compounded daily and posted to your investment monthly. Investors are encouraged to carefully read the program prospectus and seek professional advice from a financial advisor when considering participation in the PremierNotes program. Interest income is subject to federal and applicable state and local taxes. Overdraft and other fees may apply, as outlined in the program prospectus.

An investment in PremierNotes allows individuals and institutions to benefit from the financial strength of Duke Energy Corporation. PremierNotes are not money market accounts, which are typically diversified funds consisting of short-term debt securities of many issuers, and therefore do not meet the diversification and investment quality standards set forth for money market funds by the Investment Company Act of 1940. Instead, PremierNotes are variable denomination, floating rate demand notes that are unsecured debt obligation of Duke Energy Corporation and are backed only by the assets of Duke Energy Corporation. Your investment in PremierNotes is not equivalent to a deposit or other bank account and is not guaranteed, insured, or subject to the protection of the Federal Deposit Insurance Corporation.

Duke Energy Corporation has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (the "SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus that is included in that registration statement, as well as the other documents that Duke Energy Corporation has filed with the SEC, for more complete information about Duke Energy Corporation and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov or by downloading them from the Duke Energy PremierNotes website. Alternatively, Duke Energy Corporation will arrange to send you a prospectus if you request it by calling toll free at 800-659-DUKE (3853).

Residential
Billing & Payment
Moving?
Customer Service
Save Energy & Money
Special Assistance
Storm & Outage Information
Our Community
Online Services
En Español

Business
Payment Options
Billing Options
Understand Your Bill
Electric Rates
Request Service
Save Energy & Money
Products & Services
Outage Information
Our Community
Online Services

Large Business
Standard Services
Rates
Energy Efficiency Services
Energy Information & Tools
Business Continuity Services
My Duke Energy
Events Calendar

Our Company
Careers
Investors
Public Safety
Environment
Sustainability
Community
News
About Us

Doing Business With Us
Suppliers
Economic Development
Asset Recovery
Energy Store
Architects and Engineers
Builders and Developers
Property Managers

©Duke Energy Corporation All Rights Reserved

Privacy Terms of Use